UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 22, 2022
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Capital Market

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01. Financial Statements and Exhibits.

SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2022, Sharps Compliance Corp. (the “Company”) and W. Patrick Mulloy, the Company’s Chief Executive Officer and President, entered into an amendment (the “Amendment”) to Mr. Mulloy’s letter agreement dated April 1, 2022 (the “Employment Agreement”). Pursuant to the Amendment, if, within 24 months following a change in control (as defined in the Sharps Compliance Corp. 2010 Stock Plan, as amended (a “Change in Control”)), Mr. Mulloy’s employment with the Company ends due to (i) his termination without “cause” (as defined in the Employment Agreement), (ii) his resignation for “good reason” (as defined in the Amendment), (iii) the non-renewal of the term of the Employment Agreement, or (iv) his death or disability (as defined in the Employment Agreement), the Company will pay Mr. Mulloy cash severance in the amount of $600,000 subject to Mr. Mulloy’s (x) execution and non-revocation of a release and waiver of claims, (y) continued compliance with applicable restrictive covenants, and (z) agreement to perform transition consulting services for six months following his termination in exchange for $200,000 payable over such six-month consulting term. Except in the event of Mr. Mulloy’s death or disability, the $600,000 cash severance will be payable in substantially equal installments over the 18-month period that begins at the end of his six-month consulting term. In the event of Mr. Mulloy’s death or disability, the $600,000 cash severance will be payable in substantially equal installments over the 18-month period following his termination date. In addition, upon consummation of a Change in Control, Mr. Mulloy will be released from any obligation to repay the $100,000 signing bonus that he received on April 1, 2022. The Amendment also provides for the Company’s reimbursement of Mr. Mulloy’s attorneys’ fees, up to $10,000, in connection with the negotiation and drafting of the Amendment, the release agreement, and the consulting services agreement.

The Amendment is filed as Exhibit 10.1 hereto, and the above description of the Amendment is not complete and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Amendment to Employment Agreement between Sharps Compliance Corp. and W. Patrick Mulloy, dated July 22, 2022 (incorporated by reference to Exhibit (e)(26) of the Schedule 14D-9 filed by Sharps Compliance Corp. with the SEC on July 25, 2022)

104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2022	SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Diana P. Diaz
Senior Vice President and Chief Accounting Officer